                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)





                                                                               TWELVE MONTHS ENDED DECEMBER 31,
                                                                             -----------------------------------
                                                                              2000                1999             1998
                                                                             ------              ------           ------
     The weighted average number of shares of
       Common Stock were as follows .........                                90,000              90,000           90,000
                                                                             ======              ======           ======

Income (loss) used in the computation of earnings per share were as follows:

                                                                                TWELVE MONTHS ENDED DECEMBER 31,
                                                                           ----------------------------------------------
        CONTINUED OPERATIONS                                                 2000              1999              1998
                                                                           --------           ---------          --------

     Net Income/(Loss) ........................................            $105,250           $(327,027)         $51,837

     Dividends paid on preferred stocks .......................                (520)               (520)            (520)
                                                                           --------           ---------          -------

     Income/loss used in per share computation of earnings ....            $104,730           $(327,547)         $51,317
                                                                           ========           =========          =======

     Basic and fully dilutive earnings (loss) per share .......            $   1.16           $   (3.64)         $  0.57
                                                                           ========           =========          =======


                                                                                   TWELVE MONTHS ENDED DECEMBER 31,
        DISCONTINUED OPERATIONS                                            ------------------------------------------------
                                                                             2000              1999                1998
                                                                           --------          ---------          -----------
     Net Loss .................................................            $ --               $ --               $(105,897)

     Dividends paid on preferred stocks .......................              --                 --                 --
                                                                           ------             ------             ---------

     Income/loss used in per share computation of earnings ....            $ --               $ --               $(105,897)
                                                                           ======             ======             =========

     Basic and fully dilutive earnings (loss) per share .......            $ --               $ --               $   (1.18)
                                                                           ======             ======             =========


                                                                                  TWELVE MONTHS ENDED DECEMBER 31,
                                                                           ----------------------------------------------
        CUMULATIVE EFFECT OF ACCOUNTING CHANGE                               2000              1999               1998
                                                                           --------           ------             -------

     Cumulative effect of accounting change ...................            $ --               $ --               $(4,890)

     Dividends paid on preferred stocks .......................              --                 --                 --
                                                                           ------             ------             -------

     Loss used in per share computation of earnings ...........            $ --               $ --               $(4,890)
                                                                           ======             ======             =======

     Basic and fully dilutive earnings (loss) per share .......            $ --               $ --               $ (0.05)
                                                                           ======             ======             =======

                                                                                TWELVE MONTHS ENDED DECEMBER 31,
                                                                           ----------------------------------------------
        CONSOLIDATED                                                         2000              1999              1998
                                                                           --------           ---------          --------
     Net Income/(Loss) ........................................            $105,250           $(327,027)         $(58,950)

     Dividends paid on preferred stocks .......................                (520)               (520)             (520)
                                                                           --------           ---------          --------

     Income (loss) used in per share computation of earnings ..            $104,730           $(327,547)         $(59,470)
                                                                           ========           =========          ========

     Basic and fully dilutive earnings (loss) per share .......            $   1.16           $   (3.64)         $  (0.66)
                                                                           ========           =========          ========